Exhibit 99.2

DISTRIBUTORSHIP AGREEMENT

This Distributorship Agreement dated effective as of June 13, 2022 is by and between DarkPulse, Inc., a Delaware corporation Federal ID# 87-0472109 (“DarkPulse”), and Multi Net Egypt for Trading, an Egyptian Company (“MultiNet“). DarkPulse and [MultiNet] hereinafter referred to individually as a “Party” and, collectively, as the “Parties.”

Preamble

WHEREAS, DarkPulse and [MultiNet] intend to cooperate in the Territory in the marketing and sale of Contractual Products, they hereby conclude the following Agreement:

1.                   Subject of the Agreement.

1.1                [MultiNet] is hereby entitled to effect sales of Contractual Products in the Territory on a non-exclusive basis.

1.2                DarkPulse retains the right to sell Contractual Products in the Territory; however, DarkPulse will also support Company with its sales activities in the Territory.

1.3                “Territory” is defined as GCC, Middle East, Africa.

1.4                “Contractual Products” are the products, systems and services marketed by DarkPulse as listed in the attached price list - Annex 1.

1.5                [MultiNet] shall not assume obligations in the name of or on the account of DarkPulse and shall not make any representations or warranties on behalf of DarkPulse, except as expressly authorized by DarkPulse in writing.

1.6                [MultiNet] shall be deemed at all times to be an independent contractor and nothing contained herein shall be deemed to create the relationship of employer and employee, partnership or joint venture between [MultiNet] and DarkPulse.

2                     Sales Activities.

2.1                [MultiNet] shall use its best efforts to promote and sell Contractual Products in the Territory. [MultiNet] shall maintain the organization necessary to ensure optimum sales activity for Contractual Products. If agreed under Annex 2 of this Agreement, [MultiNet] shall maintain stock of Contractual Products and/or spare parts for such Products according to the terms as set out in Annex 2.

2.2                DarkPulse shall furnish [MultiNet] with its product lists and other sales literature in appropriate quantity in English, if available. Furthermore, DarkPulse shall assist [MultiNet], upon request, to the extent feasible in producing special sales literature according to the terms of a separate agreement.

2.3                [MultiNet] will provide DarkPulse with at least sixty (60) days’ notice if it intends to sell or offer for sale, directly or indirectly, within the Territory, any product manufactured by others or itself which competes with any of the Contractual Products.

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3                     Use of the Name DarkPulse and the Trademarks registered in DarkPulse's Name.

3.1                No reference to DarkPulse shall be made on [MultiNet]'s stationery, business cards, sales promotional or other written material without the prior written approval of DarkPulse. [MultiNet] may use the phrase: "Authorized Distributor of DarkPulse" on its stationary and promotion material.

3.2                Subject to revocation by DarkPulse at any time, [MultiNet] shall be permitted to use any trademarks registered in DarkPulse's name for advertising and promotional purposes, provided that [MultiNet] observes the applicable DarkPulse directives and uses only those trademark designs approved in writing in advance by DarkPulse.

3.3                Upon termination of this Agreement, [MultiNet] shall immediately cease to use in any manner whatsoever the name DarkPulse and any other trademark in which DarkPulse has any rights.

4                     Advertising.

4.1                [MultiNet] shall advertise and promote Contractual Products in a manner intended to achieve optimum development of the business and in accordance with DarkPulse's advertising directives.

4.2                If required and following written agreement by the Parties, DarkPulse shall advise [MultiNet] concerning the planning, organization and implementation of advertising for Contractual Products.

4.3                DarkPulse shall furnish to [MultiNet] advertising material relating to Contractual Products according to terms to be agreed upon. If agreed under Annex 2 of this Agreement, [MultiNet] and DarkPulse shall cooperate regarding marketing activities according to the terms as set out in Annex 2.

5                     Reporting.

5.1                [MultiNet] shall make regular reports to DarkPulse (at least quarterly) in the manner and at the intervals requested (at least quarterly), concerning the levels of sale of Contractual Products, the market situation, business prospects, activities of competitors and other pertinent developments.

5.2                If required by DarkPulse to clarify product and delivery specifications or to fulfill its contractual and legal obligations, [MultiNet] will provide sufficient information to DarkPulse including but not limited to specific customer requirements, final destination of the Contractual Products or customer contact information. If agreed between the Parties, details regarding reporting of information required is set out under Annex 2.

6                     Training of Personnel. Subject to prior agreement concerning the number of trainees and the kind, extent, location and duration of their training, DarkPulse shall train suitably qualified personnel of [MultiNet]. Unless otherwise agreed upon, [MultiNet] shall bear the costs for the trainees, including travel and living expenses. If agreed between the Parties, details regarding training of personnel required is set out under Annex 2.

7                     Transactions. Transactions concerning Contractual Products shall be performed by [MultiNet] in its own name and on its own account according to Section 8 of this Agreement.

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8                     Performance of Transactions.

8.1                Prices for Contractual Products purchased by [MultiNet] are quoted in regularly updated price lists (current price list attached hereto as Annex 1) or in the offers made by DarkPulse in individual cases.

8.2                [MultiNet] will undertake resales entirely at its own risk. [MultiNet] is entitled to set its own resale prices and terms.

8.3                The order and delivery of Contractual Products by DarkPulse to [MultiNet] is subject to the conditions specified in Annex 3, namely:

8.3.1           Unless otherwise provided for in this Agreement or in special conditions, as agreed upon, applicable to certain products, systems or services, types of business or special transactions. DarkPulse will provide [MultiNet] with its Contractual Products according to its supply capacities.

8.3.2           Payment shall be remitted in accordance with the general or special terms of payment agreed upon with [MultiNet] and set out in Annex 4. Payment shall be deemed to have been effected on the day on which DarkPulse is unconditionally free to dispose of the paid amount at a paying office chosen by DarkPulse within or outside the United States of America.

8.3.3           Upon written notice of DarkPulse to [MultiNet], any order and/or orders received and/or to be received by DarkPulse hereunder for any product or group of products may be assigned by DarkPulse to, and fulfilled by, any subsidiary of DarkPulse in which DarkPulse owns a majority of the voting rights (each, a “DarkPulse Company”).

8.3.4           If DarkPulse gives notice to [MultiNet] that any order(s) have been assigned by DarkPulse to another DarkPulse Company then that DarkPulse Company, alone, will be responsible for complying with that order(s) and for any products supplied pursuant to that order(s).

8.4                The Returns Policy for any defective Contractual Products is as set out in Annex 5.

9                     Third Party Claims.

9.1                [MultiNet] shall inform DarkPulse immediately in the event a third party directly or indirectly brings a claim against DarkPulse, including but not limited to claims where [MultiNet] intends to claim indemnification from DarkPulse. [MultiNet] shall not of its own accord acknowledge such claims by third parties. [MultiNet] shall assist DarkPulse in defending such claims1 including but not limited to claims arising in a lawsuit and shall act only in accordance with the written instructions of DarkPulse . DarkPulse shall reimburse [MultiNet] for its reasonable expenses incurred in such defense.

9.2                If a third party raises well-founded claims against [MultiNet] on the grounds of or in connection with an infringement of intellectual property rights based on the delivery of Contractual Products, DarkPulse shall be obliged at its own discretion and cost and to the exclusion of any further liability on the part of DarkPulse either:

9.2.1           to acquire the rights of use from the person or entity entitled to grant such rights; or

9.2.2           to modify the infringing product parts so as not to infringe upon the said rights; or

9.2.3           to replace the infringing product parts with non-infringing parts; or

9.2.4           if the above is not reasonably achievable/ to take back the products in question against reimbursement of the sales price.

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9.3                Claims shall be deemed well-founded only if they are acknowledged as such by DarkPulse or finally adjudicated as such in a legal proceeding defended by [MultiNet] at the instruction of DarkPulse.

10                  Confidentiality. Except as necessary for the performance of this Agreement [MultiNet] shall not disclose to third parties any technical or marketing information (e.g. drawings, internal interfaces, software) of a confidential nature which it may acquire in the course of its cooperation with DarkPulse and shall also prevent the aforementioned information from being disclosed to or used by unauthorized persons or parties. Where such information is permitted to be passed on to customers, the customer shall be bound by a substantially similar obligation. The terms of this provision shall survive the termination of this Agreement.

11                  Assignability. [MultiNet] shall neither assign, transfer nor delegate any rights arising from this Agreement to third parties without the prior written consent of DarkPulse.

12                  Duration of Agreement, Termination.

12.1             This Agreement shall become effective upon its signature and shall remain in force until terminated by either Party pursuant to the terms herein. Each Party may terminate this Agreement or its applicability with respect to certain Contractual Products without cause by giving the other Party three (3) months prior written notice.

12.2             Notwithstanding the provisions of Subsection 12.1, either Party is entitled to terminate this Agreement prematurely and with immediate effect, if:

12.2.1        there exists a Force Majeure or other circumstance beyond a Party's reasonable control which hinders the Party's performance under this Agreement for more than three (3) months;

12.2.2        a petition is filed against the other Party under the provisions of the applicable laws of insolvency;

12.2.3        the other Party materially breaches this Agreement so that the adherence of the terminating Party to this Agreement cannot reasonably be expected. Material breach means, in particular but not limited to, that either Party is in arrears with respect to its payment commitments and fails to make a payment of the outstanding amount within seven (7) days upon receipt of a written notice of such non-payment; [MultiNet] - without the prior written consent of DarkPulse - sells or offers for sale, directly or indirectly, within the Territory any product manufactured by others or itself which competes with any of the Contractual Products and fails to remedy this breach within seven (7) days upon receipt of a written notice; either Party violates applicable anti-trust and anticorruption laws.

12.3             Notice of termination shall be given by registered letter. If transmittal by registered letter is not possible, any other form of transmittal shall be deemed sufficient.

12.4             [MultiNet] shall ensure that, upon termination of this Agreement, all sub-agreements entered into by it shall be canceled such that, to the extent feasible, they expire on the date of termination of this Agreement. However, the termination of this Agreement does not affect any order received by DarkPulse prior to the effective date of termination.

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12.5             Upon termination of the Agreement, [MultiNet] shall promptly return to DarkPulse all business records and any copies thereof (in particular, but not limited to, technical data and drawings, price lists, advertising material) which have been made available to [MultiNet] by DarkPulse. Notwithstanding the foregoing, insofar as such business records are necessary for the execution of orders already received or offers which were submitted as binding prior to the termination, the business records shall be immediately handed over to DarkPulse after the performance of said order or offer has been completed. Upon termination of the Agreement, [MultiNet] shall have the right to freely sell its existing stocks of Contractual Products. [MultiNet] has no rights to return Contractual Products to DarkPulse or request DarkPulse to re-purchase such unsold Contractual Products, unless otherwise agreed upon with respect to stock management under Annex 2 of this Agreement.

12.6             All notices which either of the Parties is required or desires to serve upon the other pursuant to the terms of this Agreement shall be in writing and shall be delivered to the following addresses:

to DarkPulse:

DarkPulse, Inc.

815 Walker Street

Suite 1155

Houston, TX 77002

Phone: (800) 436-1436

Attn: Dennis O’Leary, CEO

to [MultiNet]:

Office no. 315, Green Tower Building, Plot 305
Al-Teseen Southern Street, Second Sector, Fifth Settlement
New Cairo, Cairo, Egypt

13                  Arbitration. All disputes arising under this Agreement shall be governed by and interpreted in accordance with the laws of New York, without regard to principles of conflict of laws. The Parties to this Agreement will submit all disputes arising under this agreement to arbitration in New York City, New York before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the Parties, except that such arbitrator shall be an attorney admitted to practice law New York. No Party to this Agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the Party from obtaining an injunction. The language to be used in the arbitration proceeding shall be English; however, in the event of a dispute resulting from [MultiNet]'s refusal to pay any of DarkPulse's invoices for Contractual Products delivered, to which [MultiNet] made no reasonable objection within thirty (30) days of receipt, DarkPulse may submit that dispute to a competent court in the United States.

14                  Compliance with the Law. [MultiNet] shall strictly comply with all laws and regulations regarding the performance of the activities applicable to [MultiNet]. Without limitation, [MultiNet] agrees specifically to comply with the requirements of applicable anti-trust and anti-corruption laws. In case of a violation of any such laws, or if there are reasonable grounds to believe that [MultiNet] is involved in a violation of such laws with respect to its activities related directly or indirectly to DarkPulse, [MultiNet] shall (i) provide all documents and information to DarkPulse, which enable DarkPulse to safeguard its position or to defend itself, and (ii) hold DarkPulse harmless from any damages and losses (including but not limited to attorney fees) incurred as a result of such violation by [MultiNet]. This provision shall survive termination of this Agreement.

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15                  Compliance with Export Control Regulations. DarkPulse will not perform deliveries, orders and other obligations under this Agreement if that performance is hindered by the applicable export laws and regulations of the European Community, by other additional national export laws and regulations of the European Union Member States as well as those of the United States of America or of other countries. For those Contractual Products, respectively materials, parts or technologies, which require an Export Control License according to the applicable laws and regulations of the European Community or other relevant national laws and regulations of the European Union Member States; or which require a Re-export License according to the applicable laws and regulations of the European Community, as well as to other relevant national laws and regulations of the European Union Member States, of the United States of America or of other countries and which DarkPulse has identified in the individual delivery documents accordingly, [MultiNet] agrees that it will comply with all export laws and regulations. If the possibility cannot be excluded that the Contractual Products may be used in combination with arms-related goods or the production of such goods, [MultiNet] will not pursue such business.

16                  Written Form. Modifications of or amendments to this Agreement shall be valid only when made in writing. This procedure may only be waived by written instrument.

17                  Legally Void or Unfeasible Provisions. Should individual provisions of this Agreement be legally void or unfeasible, the validity of the remaining Agreement shall not be affected thereby. In such a case, the Parties shall by mutual agreement substitute for the provisions concerned a provision considered substantially equivalent in economic terms. Any similar agreement between the Parties signed at an earlier date, will be void and superseded by this Agreement.

18                  Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

19                  Entire Agreement. This Agreement and annexes herewith constitute the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the Parties, oral and written, with respect to the subject matter hereof.

20                  Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon, the Parties and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

21                  Waiver, Etc. The failure of either Party to, at any time, enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either Party to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance, or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

22                  Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmissions.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed by its duly authorized officer as of the _13th _day of __June, 2022.

DARKPULSE, INC.

By: /s/ Dennis O’Leary________________

Name: Dennis O’Leary

Title: President and Chief Executive Officer

[MultiNet]

By: /s/ Essam Khafagi________

Name: Essam Khafagi

Title: Chief Executive Officer

Annexes

Annex 1: Contractual Products and Prices

Annex 2: Specific Items

Annex 3: General Conditions of Sale

Annex 4: Payment Terms

Annex 5: Process for Returns

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Annex 1

to the Distributorship Agreement, dated June 13, 2022

between DarkPulse, Inc. and

and

[MultiNet]

The Contractual Products referred to in Subsection 1.4 are shown under the attachment to this Annex 1.

CONTRACTUAL PRODUCTS

•	DarkPulse Erebos System Hardware
•	DarkPulse Erebos System Hardware with Integrated Pulse Generator
•	DarkPulse Erebos System Hardware with Integrated Pulse Generator & PC
•	DarkPulse Shape Snake
•	DarkPulse Fiber Optic Cables
•	DarkPulse Optical Switch
•	DarkPulse Monitoring Services
•	DarkPulse VR Capable User Interface Software License
•	DarkPulse BOTDA Operating System Software License
•	DarkPulse Certified Maintenance Services

The sale of Contractual Products shall be effective according to Section 8 of the Agreement.

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Annex 2

to the Distributorship Agreement, dated June 13, 2022

between DarkPulse, Inc. and

and

[MultiNet]

SPECIFIC ITEMS

A)	Sales Plan

The Parties shall agree a sales plan (Target Sales in USD $) for the calendar year January to December. The sales plan shall be agreed in September each year for the following calendar year (January to December).

[MultiNet] shall attend quarterly sales review meetings with DarkPulse in order to (i) review [MultiNet] performance against the agreed sales plan, and (ii) agree any actions in support of sales of Contractual Products within the Territory.

[MultiNet] and DarkPulse shall review any and all opportunities (pipeline review) on a regular basis. The frequency of such reviews shall be agreed by the local sales teams.

B)	Stock Management (referring to Section 2.1)

1.	[MultiNet] is ready to hold and maintain certain stock of Products, marked as "stockable items" in Annex 1. DarkPulse and [MultiNet] shall agree in writing a stock list of such Products and quantities that [MultiNet] will procure and hold as inventory at its warehouse locations within the Territory. The stocking level held by [MultiNet] shall be discussed and agreed on an annual basis and at the same time of agreeing the Sales Plan. Such stock holding will be based on a number of turns of stock per year. The stocking level agreed upon shall be referred to as "Minimum Stock Level" hereinafter.

2.	For all Products delivered by DarkPulse to [MultiNet], one stock rotation will be allowed per calendar year. It comprises only Products (i) subject to the Minimum Stock Level current at the time of the stock rotation request, (ii) still held on stock by [MultiNet] since delivery according to the stock report provided by [MultiNet], (iii) undamaged, unpacked and unused, (iv) not older than one year upon the date of initial delivery by DarkPulse, (v) at the time of rotation still offered by DarkPulse under its standard price lists, (vi) sold by DarkPulse to [MultiNet] less than four times during the calendar year current at the time of delivery, and (vii) with value of at least US $100,000 per line item.

3.	Any Products which are not subject to the Minimum Stock Level or which were subject to specific terms and conditions with respect to use for a project are excluded from stock rotation.

4.	Any Product subject to stock rotation shall have the value of either the net price of each Product invoiced at delivery or the net price per DarkPulse's price list at the time of stock rotation, whichever value is lower. The value of all Products subject to stock rotation may not exceed 10% of either the total value of the Minimum Stock Level current at the time of stock rotation or the total value of Products purchased by [MultiNet] for stock during the calendar year of stock rotation, whichever value is lower.

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5.	The return of Products must be accompanied by a fully binding order on Products for stock with a total value at least equaling to the value of the Products to be returned.

6.	[MultiNet] shall send a stock rotation request to DarkPulse's Customer Service Center, listing all Products including DarkPulse part number, accompanied by a corresponding order on Products for stock. Upon written approval of the Product list by DarkPulse, Company may return such Products to a location designated by DarkPulse; the return shall be at [MultiNet]'s own expense and risk. Upon receipt DarkPulse shall inspect the returned Products; if the requirements under 2. to 4. above are not met DarkPulse shall be entitled to send any Product concerned back to [MultiNet], at [MultiNet]'s expense and risk. Products not complying with the requirements under 2. to 4. above shall not be taken into account in the credit not issued by DarkPulse.

7.	In case of termination of the Distributorship Agreement [MultiNet] has the right at its option to either continue to sell Products on stock or to return Products on stock provided (a) such Products meet the requirements listed under 2. (i) to (v) above, and (b) are not excluded from stock rotation according to 3. above. [MultiNet] shall give DarkPulse written notice which Products it intends to return at the latest four weeks upon receipt of termination notice or agreement on termination, or at the effective date of termination, whichever event occurs earlier. The return shall be subject to the process under 6. above, however, without being subject to the requirement of a corresponding order on Products for stock.

C)	Marketing Activities (referring to Section 4.3)

For the time period beginning with the signature of the Agreement until the end of the then current calendar year DarkPulse and [MultiNet] shall agree in writing on a Marketing Plan. Beginning with the following calendar year, DarkPulse may support the marketing activities of [MultiNet] up to an amount equaling to 1% of the total net value of the Products (excluding any taxes, customs, transport charges or fees) purchased from DarkPulse during the preceding calendar year, and fully paid by [MultiNet]. Support may be provided for but not be limited to Catalogues, Brochures, Training Events, Customer events and Trade Shows. Each marketing activity subject to support must be pre-approved by DarkPulse's Marketing department and in line with DarkPulse's policies, guidelines and design usage.

The estimated value of support may not exceed 50% of [MultiNet]'s expenses for the intended marketing activity and shall be indicated in DarkPulse's written pre-approval; the final support value shall be based on actual evidence of [MultiNet]'s expenses, however it shall not exceed the estimated value. Activities of [MultiNet]'s employees (including time, travel and accommodation costs) shall not be considered expenses. Payment of the final value of support shall be made 45 days upon receipt of [MultiNet]'s invoice including copies of proof for all expenses claimed.

D)	Reporting (referring to Section 5)

[MultiNet] shall provide DarkPulse with a "Point of Sale Report" and a "Stock Report" on a monthly basis. The details of such reports shall be agreed upon between the parties.

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E)	Training (referring to Section 6)

[MultiNet] shall maintain a register of all employees trained in the Contractual Products. [MultiNet] shall assist in facilitating training events for integrators and installers within the Territory. Such facilitation may include:

•                     Identification of suitable installers for the Contractual Products;

•                     Invitation of installers and integrators to training events; and

•                     Provision of a suitable training room within [MultiNet] premises in the Territory.

The assistance is provided free of charge unless agreed otherwise in writing by the parties.

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Annex 3

to the Distributorship Agreement, dated June 13, 2022

between DarkPulse, Inc. and

and

[MultiNet]

I.	General Provisions, Order.

1.                   Apart from the order confirmation, the General Terms and Conditions of Sale set forth herein constitute the entire contract between [MultiNet] and DarkPulse with respect to the sale of the goods.

2.                   The general terms and conditions of [MultiNet] shall only apply if DarkPulse confirms their applicability in writing.

3.                   Any changes, alterations, amendments or additions to the General Terms and Conditions of Sale shall not be binding on DarkPulse unless such changes, alterations, amendments or additions have been accepted by DarkPulse in writing.

4.                   The offers made by DarkPulse are without obligation. The contract is concluded if the offer is confirmed in writing. In the absence of an order confirmation the contract is concluded if the goods are delivered.

II.	Delivery and Delay.

1.                   Unless agreed upon otherwise in writing, delivery shall be ex works (EXW) according to the version of the incoterms in force at the time of conclusion of the contract.

2.                   The delivery date is subject to the full and timely performance of all obligations of [MultiNet] that are essential for the delivery of the goods by the delivery date, including but not limited to the receipt of an agreed down payment, the receipt of required authorizations and the timely and complete receipt by DarkPulse of the relevant supplies.

3.                   If the delivery date is not met, [MultiNet] shall have no right to cancel the contract immediately.

III.	Prices.

1.                   The prices offered by DarkPulse are net prices. Any VAT, sales, use or similar taxes (including withholding taxes, interest and penalties, but excluding tax on DarkPulse's net income) arising from the sale of the goods shall be borne by [MultiNet].

2.                   The prices are ex works and include packaging, but not transport.

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IV.	Payment.

1.                   Unless otherwise agreed, payment shall be due within 60 days from the date of receipt by [MultiNet] of the invoice or 60 days after the delivery date, whichever occurs earlier.

2.                   In the event of late payment, DarkPulse shall be entitled to receive from [MultiNet] interest on the outstanding amount from its due date at the rate provided for by law.

3.                   DarkPulse shall be entitled to invoice [MultiNet] on the delivery date if delivery is effected, regardless of whether or not the goods are collected by [MultiNet].

4.                   If after the conclusion of the contract circumstances leading to a substantial deterioration of [MultiNet]’s financial conditions become known to DarkPulse, DarkPulse may suspend the fulfillment of its contractual duties until the obligation of [MultiNet] is fulfilled or until security is provided. Alternatively, DarkPulse may cancel the contract if [MultiNet] does not comply with such demand in an adequate period of time.

V.	Defects.

1.                   DarkPulse agrees that

a)	upon full payment for the goods and transfer of ownership pursuant to Section XII. below, [MultiNet] acquires unencumbered ownership of the purchased goods; and

b)	on the date of delivery, the goods sold conform to the quality agreed upon. The quality is determined by the specifications agreed upon by the parties in writing for such goods, or, in the absence of such an agreement, the specifications published in DarkPulse’s catalogues in effect on that date ("Quality'').

2.                   The specifications do not constitute any guarantee giving rise to claims exceeding the warranty provided for by law in case of defects. Any guarantees by DarkPulse must be in writing.

3.                   [MultiNet] shall inspect the goods upon delivery and shall notify any non-conformity with the Quality ("Defects") to DarkPulse within 10 days of delivery in writing. Otherwise, the claims of [MultiNet] due to Defects shall be excluded, unless the defect could not be discovered upon due inspection.

4.                   If any Defect was not recognizable upon first inspection, but later becomes apparent, written notice to DarkPulse must be made at the latest within 10 days after discovery. Otherwise, the respective claims of [MultiNet] due to Defect shall be excluded.

5.                   Notification of a Defect must be made in writing to DarkPulse including a sufficiently detailed description of the Defect.

6.                   Claims based on Defects are excluded insofar as there is only a slight deviation from the agreed Quality or in the event of only a slight impairment of the usability.

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7.                   In case of a Defect, DarkPulse shall, at its discretion, cure the Defect either by repair or by supply of Defect-free goods as a replacement. If DarkPulse fails to cure, [MultiNet] has the right to reduce the price or to rescind the contract due to Defect. Claims for damages can only be made according to the rules as set out in clause VII.

8.                   Claims due to Defect are subject to a period of limitation of 12 months from the actual date of delivery. However, should [MultiNet] claim damages with respect to defects, the statutory periods of limitation apply.

9.                   DarkPulse is not liable for Defects and claims due to Defects do not apply if [MultiNet] or any third party not authorized by DarkPulse:

a)	modifies, alters or repairs the goods itself,

b)	fails to install, operate, service or maintain the goods in a manner consistent with DarkPulse's manuals and instructions and/or good workmanship unless [MultiNet] proves that any such event is not the cause for the Defect.

VI.	Sale of Cables: Lengths and Packaging.

In case of the sale of cables, a +/- 3% difference from the lengths agreed upon shall not constitute a deviation in Quality. DarkPulse shall invoice [MultiNet] the actual length shipped.

VII.	Intellectual Property Rights.

1.       [MultiNet] shall indemnify DarkPulse against all damages, penalties, costs and expenses for which DarkPulse may become liable as a result of the use of the basic material provided by [MultiNet] or of work done in accordance with specifications or designs provided by [MultiNet] that involve or are alleged to involve the infringement of any intellectual property right of a third party.

2.       All intellectual property rights coming into existence due to the manufacture and marketing of the goods by DarkPulse or [MultiNet] shall be owned by DarkPulse.

VIII.	Export Licenses.

1.       If [MultiNet] having its domicile/habitual abode or its registered office/seat of management inside the area of the European Community intends to export the goods, [MultiNet] must obtain at his own risk and expense any export and import license or other official authorization and carry out all customs formalities for the export of the goods.

2.       In the event that [MultiNet]'s domicile/habitual abode or its registered office/seat of management is outside the area of the European Community, this contract is subject to the condition precedent that any licenses, authorizations and/or formalities necessary under applicable export regulations have been granted or fulfilled and that there are no other impediments arising from any applicable export regulations.

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3.       [MultiNet] shall not export or re-export the goods unless such export or re-export fully complies with all applicable export regulations.

IX.	Storage in Case of Default of Acceptance.

1.       If [MultiNet] fails to accept the goods upon delivery, DarkPulse is entitled to make arrangements for the storage of the goods at DarkPulse's works or elsewhere.

2.       Alternatively, in case of [MultiNet]’s failure to accept the goods, DarkPulse may deliver the goods to [MultiNet]'s premises at the risk of [MultiNet] upon due notice to [MultiNet].

X.	Force Majeure.

If the delivery delay is due to force majeure or to events that constitute a substantial impediment to delivery or render delivery impossible such as strikes, lock-outs, governmental acts, terroristic acts, disruptions of business or transport, even happening to DarkPulse's suppliers or their subcontractors, DarkPulse is entitled to defer delivery for the duration of such impediment plus an adequate start-up time. If the delays caused by such impediments exceed a period of 90 days, both parties have the right to rescind the contract. The statement of rescission must be in writing. Unless provided otherwise by law, other claims do not exist.

XI.	Reservation of Title.

1.                   Title to the goods shall not pass to [MultiNet] until DarkPulse has received from [MultiNet] full payment of the contract invoices and [MultiNet] has fully settled all other payment obligations resulting from the business relationship between [MultiNet] and DarkPulse.

2.                   Upon rescission of the contract by DarkPulse DarkPulse is entitled to reclaim the goods and to realize the same. The revenue of the realization shall be credited to the payment obligation of [MultiNet], minus adequate expenses for the realization.

3.                   As long as title to the goods belongs to DarkPulse, [MultiNet] is obliged to maintain the goods with due care. [MultiNet] shall notify DarkPulse without undue delay of any seizure of the goods or other intervention by third parties affecting the goods, and of any loss, damage or destruction.

4.                   [MultiNet] has the right to sell the goods in the ordinary course of business. If the third party purchaser does not fulfil its payment obligation immediately, [MultiNet] is only allowed to sell the goods when reserving title. [MultiNet] is not entitled to use the goods as security for any claims of third parties. [MultiNet] hereby assigns to DarkPulse and DarkPulse accepts the assignment of all claims that [MultiNet] may have against third parties arising from that resale. [MultiNet] shall have the revocable right to collect the assigned receivables. If [MultiNet] is in payment default, DarkPulse has the right to collect the assigned receivables; upon DarkPulse's request [MultiNet] shall disclose the assignment to the respective third party debtor in writing and hand-over to DarkPulse any information necessary for the collection of the assigned claim.

5.                   If the goods are modified or converted by [MultiNet], [MultiNet] shall act on behalf of DarkPulse. If other goods are combined with the goods delivered, DarkPulse holds joint title proportionate to the value of the goods as compared with the value of the other goods. In addition, with regard to the modified or converted goods, the same rules shall apply as in case of the sale of the goods to third parties, however, the assignment of the receivables from a sale of those goods shall be limited to the co-owned fraction.

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XII.	Confidentiality.

1.       Unless there is a valid written confidentiality agreement already governing their relationship [MultiNet] and DarkPulse each agree that all confidential commercial and technical information provided hereunder to one party by the other will be kept confidential by the receiving party. The preceding sentence shall not apply to obvious information that belongs to the public domain or is known to a substantial number of people or is obvious to third parties without requiring any lengthy inspection. Legal obligations or obligations imposed by an agency to disclose information remain unaffected.

2.       The obligations under subclause 1 shall remain valid for three years beyond the termination of the business relationship between the parties.

XIII.	Governing Law and Place of Jurisdiction.

1.       This contract shall in all respects be governed by New York law to the exclusion of reference standards of private international law.

2.       The United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 (CISG) shall not apply.

3.       The place of jurisdiction shall be DarkPulse's main registered office.

XIV.	Miscellaneous.

1.       [MultiNet] may not assign or transfer any or all of its rights or obligations under this contract or dispose of any right or interest in this contract without the prior written consent of DarkPulse. This restriction shall not affect the right under § 354a HGB (German Commercial Code).

2.       The right of [MultiNet] to offset payment is restricted to counterclaims that are either undisputed or confirmed by a legally binding court order. [MultiNet]'s right to withhold payment is restricted to counterclaims resulting from the contract and can only be exercised if and when such counterclaims are either undisputed or confirmed by a legally binding court order.

3.       If any provision of this contract is held invalid or unenforceable, the remaining provisions shall not be affected thereby. The parties shall replace the invalid or unenforceable provision by a valid provision corresponding as close as possible to the legal and economic purpose of the invalid provision.

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Annex 4

to the Distributorship Agreement, dated June 13, 2022

between DarkPulse, Inc. and

and

[MultiNet]

PAYMENT TERMS

Terms of Payment according to Paragraph 8.3 including other relevant terms and conditions set out below:

•	100% of the price agreed for each delivery (including partial delivery) shall be paid by [MultiNet]in fully available funds to the account designated by DarkPulse within 60 days upon arrival of the Products at the agreed place of destination or receipt of the invoice, whichever date occurs earlier. Initial Credit Line extended to [MultiNet] shall be $15,000,000.00 usd.

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Annex 5

to the Distributorship Agreement, dated June 13, 2022

between DarkPulse, Inc. and

and

[MultiNet]

PROCESS FOR RETURNS

No returns of defective Contractual Products will be accepted by DarkPulse without a RMA number (Returned Material Authorization Number- return number). In the case of defective Contractual Products, [MultiNet] should contact the responsible person at the DarkPulse Customer Service Center prior to returning the Contractual Product. Should the return of the Contractual Product become necessary, DarkPulse will provide [MultiNet] with a RMA number which has to quoted on the delivery note, and also on the parcel/package so that it will be visible on the outside.

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